1 AWARD NOTICE UNDER THE FIFTH AMENDED AND RESTATED ANSYS, INC. 1996 STOCK OPTION AND GRANT PLAN Name of Participant: Target Units: Grant Date of Target Award: Performance Cycles: January 1, 2021 to December 31, 2021 January 1, 2022 to December 31, 2022 January 1, 2023 to December 31, 2023 Pursuant to the Fifth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan (the “Plan”), ANSYS, Inc., a Delaware corporation, (the “Company”) has selected the Participant named above to be awarded the Target Award specified above, subject to the terms and conditions of the Plan and this Award Notice. Capitalized terms used but not defined in this Award Notice shall have the meaning given such terms in the Plan. A copy of the Plan is attached hereto as Exhibit A. 1. Acceptance of Award. The total number of Restricted Stock Units that may be credited to the Participant (if any) shall be determined by the Company’s performance for the Performance Cycles specified above, as set forth in Section 5 below. One third of the Target Award is eligible to be credited for each Performance Cycle (the “Annual Target”). The actual number of Restricted Stock Units that may be credited could be up to 200% of the Target Award and could also be lower than the Target Award and could be zero. 2. Termination of Employment. Subject to Sections 3 and 5(a) below, a Participant must be employed through the last day of the final Performance Cycle to vest in any of the Restricted Stock Units that may be credited with respect to all three Performance Cycles, and all Restricted Stock Units not yet vested upon the termination of the Participant’s employment with the Company (or a Subsidiary(ies) as applicable) for any reason shall automatically be forfeited as of the date of termination of employment. Notwithstanding the foregoing, if the Participant’s employment with the Company is terminated on account of the Participant’s death or Disability (as defined below), any Restricted Stock Units that are not vested will remain eligible to vest in accordance with their terms based upon achievement of the applicable performance condition and subject to the Company’s certification of the performance metric attainment but on a prorated basis based upon the number of months that the Participant provided services as a Participant to the Company prior to the Participant’s death or Disability during the applicable performance period. For purposes hereof, “Disability” shall mean the Participant’s termination of employment with the Company: (i) after becoming eligible to receive benefits under the Company’s then current long-term disability plan that is applicable to the Participant; (ii) where the Participant is not eligible under a Company long-term disability plan, after being officially declared permanently disabled under the mandatorily applicable health or welfare regulations of the applicable jurisdiction; or, (iii) in the absence of such a determination under said regulations, after being officially declared permanently disabled by a physician appointed by the Company in its sole discretion. Exhibit 10.24

2 3. Transaction. Upon a Transaction, the Award shall be treated as specified in Section 3(c) of the Plan. 4. Issuance of Shares. (a) Each Restricted Stock Unit relates to one share of the Company’s Stock. Except as otherwise provided in Section 3 or in the case of death or Disability pursuant to Section 2, Shares of Stock (if any) shall be issued in settlement of any credited Restricted Stock Units within 74 days after the end of the final Performance Cycle, subject to the Participant’s continued employment with the Company through the last day of the final Performance Cycle. Shares of Stock (if any) shall be delivered to the Participant in accordance with the terms of this Award Notice and of the Plan, upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Participant. (b) Until such time as shares of Stock are issued to the Participant pursuant to the terms hereof and of the Plan, the Participant shall have no rights as a stockholder with respect to any shares of Stock underlying the Restricted Stock Units, including but not limited to any voting rights. 5. Determination and Payment of Awards (a) The Annual Target shall become credited based on achievement by the Company of the Performance Criteria for the applicable Performance Cycle as set forth in Exhibit B attached hereto (as updated for each Performance Cycle) and incorporated herein by reference, subject to the Participant’s continued employment with the Company through the conclusion of the final Performance Cycle. For purposes of clarity and by way of example: If, during the Performance Cycle ending December 31, 2021, the Participant is credited 75% of the Annual Target for the 2021 Performance Cycle, determined by reference to the Performance Criteria included in Exhibit B, 25% of the Annual Target shall be forfeited and the credited Restricted Stock Units (75% of the Annual Target) shall vest and be settled if the Participant remains employed through the last day of the end of the final Performance Cycle. (b) For purposes of this Section 5, the following definitions shall apply: (i) “Operating Cash Flow” means non-GAAP operating cash flow as reported in the Company’s public filings. (ii) “Annual Contract Value” is calculated as follows: the annualized value of maintenance and lease contracts with start dates or anniversary dates during the period, plus the value of perpetual license contracts with start dates during the period, plus the annualized value of fixed-term services contracts with start dates or anniversary dates during the period, plus the value of work performed during the period on fixed-deliverable services. (c) For purposes of the foregoing definitions, (i) there shall be constant currency measurement for both metrics; (ii) future years’ annual performance targets will be designed to exclude material future acquisitions depending on the closing date, subject to the Committee’s discretion; (iii) the Committee shall assess the materiality of any merger or acquisition (and whether it was contemplated when setting the applicable targets) and reserves the discretion to determine the impact thereof (if any) on the applicable targets; and (iv) such other adjustments will be made as deemed appropriate by the Committee, including to account for any unexpected events not

3 contemplated by the Committee at the time the applicable targets were set, as permitted by the terms and conditions of the Plan. (d) The Committee, at its first regular meeting following the conclusion of each Performance Cycle and the delivery to the Company of its audited financial statements for such Performance Cycle, shall determine the actual number of Restricted Stock Units that will be deemed to have been credited as of the final day of such Performance Cycle, in accordance with the Performance Criteria set forth in Exhibit B. (e) Notwithstanding the foregoing, as soon as practicable (but in no event later than 74 days) following the conclusion of the final (third) Performance Cycle, the Restricted Stock Units that were credited over all three Performance Cycles, if any, will vest and be settled in an equal number of shares of Stock, subject to the Participant’s continued employment with the Company. 6. Non-Competition and Non-Solicitation. As additional consideration for the grant of this Award to the Participant, the Participant hereby agrees that he or she shall not, at any time during his or her employment with the Company or any Subsidiary, and for a period of one year immediately after the termination of such employment (no matter if terminated by the Participant or the Company and no matter what the reason for that termination), engage for any reason, directly or indirectly, whether as owner, part-owner, shareholder, member, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or herself or any firm, corporation or other business organization other than the Company and its subsidiaries, in any one or more of the following activities: (a) the development, marketing, solicitation, or selling of any product or service that is competitive with the products or services of the Company, or products or services that the Company has under development or that are subject to active planning at any time during Participant’s employment; (b) the use of any of the Company’s confidential or proprietary information, copyrights, patents or trade secrets which was acquired by the Participant as an employee of the Company and its subsidiaries; or (c) any activity for the purpose of inducing, encouraging, or arranging for the employment or engagement by anyone other than the Company and its subsidiaries of any employee, officer, director, agent, consultant, or sales representative of the Company and its subsidiaries or attempt to engage any of them in a manner which would deprive the Company and its subsidiaries of their services or place them in a conflict of interest with the Company and its subsidiaries. The Participant acknowledges and agrees that the activities set forth in (a)-(c) (above) are adverse to the Company’s interests, and that it would be inequitable for Participant to benefit from this Award should Participant engage in any such activities during or within one year after termination of his or her employment with the Company. The Participant may be released from his or her obligations as stated above only if the Committee (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company and its subsidiaries. The one-year post-employment non-compete provision set forth in this Agreement does not apply to residents of California. 7. Claw-Back of Award Proceeds. The Committee shall have the authority to unilaterally terminate this Award and/or cause some or all of the proceeds relating to this Award that have been

4 received by the Participant to become immediately due and payable by the Participant to the Company upon the occurrence of any of the following events: (a) the Participant’s violation of Section 6 of this Agreement (entitled Non- Competition and Non-Solicitation); (b) the material restatement of the Company’s financial statements due to misconduct by the Participant; (c) the material restatement of the Company’s financial statements that results in the Participant receiving more compensation under the Award than the Participant would have received absent the incorrect financial statements. The determination of whether any of the foregoing events has occurred and the extent of the application of this Section to the Participant and this Award shall be determined by the Committee in its sole discretion. 8. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award Notice shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2 of the Plan. 9. Transferability. This Award is personal to the Participant, is non-assignable and is not transferable by Participant in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. The Stock to be issued upon the vesting of this Award to the Participant shall be issued, during the Participant’s lifetime, only to the Participant, and thereafter, only to the Participant’s beneficiary. The Participant may designate a beneficiary by providing written notice of the name of such beneficiary to the Company and may revoke or change such designation at any time by filing written notice of revocation or change with the Company. 10. Section 409A. This Award is intended as a short-term deferral with payment in all events occurring within the short-term deferral period of Section 409A of the Code, and to not be subject to any tax, penalty, or interest under, Section 409A of the Internal Revenue Code and the regulations promulgated thereunder. This Award, this Agreement and the Plan (as to the Award) shall be construed and interpreted consistent with such intent. 11. Tax Withholding. Any issuance of shares of Stock to a Participant shall be subject to tax withholding. The minimum tax withholding obligation shall be satisfied through a net issuance of shares. The Company shall withhold from shares of Stock to be issued to the Participant a number of shares of Stock with an aggregate fair market value that would satisfy the minimum withholding amount due. 12. No Contract for Continuing Services. Neither the Plan nor this Award Notice shall be construed as creating any contract for continued services between the Company or any of its subsidiaries and the Participant and nothing herein contained shall give the Participant the right to be retained as an employee or consultant of the Company or any of its subsidiaries. 13. Mandatory Arbitration. The Participant and the Company agree that any dispute or claim arising out of or in any way related to (i) the Participant’s employment with the Company, and/or (ii) this Agreement or any breach hereof, this Award, the Plan and/or any actions taken under the Plan, to the fullest extent permitted by law, shall be submitted to and resolved by confidential,

5 binding arbitration by a single, neutral arbitrator. The arbitration shall be held in the county where the Company has an office at which the Participant provides services (for remote Participants, the nearest county where the Company has an office) or any other locale to which the parties jointly agree. The arbitration shall be administered by and under the auspices of JAMS in accordance with the then- current Employment Arbitration Rules & Procedures of JAMS (which are available at www.jamsadr.com/rules-employment). Arbitrator selection and discovery shall be conducted pursuant to the JAMS Rules. The arbitrator shall issue a written award setting forth the essential findings and conclusions on which the award is based, which shall be final and binding and judgment thereon may be entered in any court of competent jurisdiction. Other than an amount equal to the fee for filing such an action in the local state court, which amount the Participant shall pay toward the costs of the arbitration, the Company shall bear the administrative, filing and forum costs of the arbitration, including the JAMS administrative fees and the arbitrator’s fees. Except as otherwise provided by law or in the arbitrator’s ruling, each party shall otherwise bear its own respective attorneys’ fees and costs of the arbitration. The Participant and the Company agree that each may bring claims against the other only in an individual capacity, and not as a plaintiff, claimant or class member in any purported class action, collective action or other representative proceeding, or otherwise seeking to represent the interests of any other person. This agreement to arbitrate shall survive any separation of the Participant’s employment. Notwithstanding the foregoing, nothing herein or otherwise shall preclude the Company from pursuing a court action for the purpose of obtaining a temporary restraining order or other injunctive relief to enforce any restrictive covenants the Participant has with or for the benefit of the Company. This mandatory arbitration provision does not apply to residents of California. 14. General Release of Claims by the Participant. (a) As a condition of and in consideration for the promises made by the Company herein, including without limitation to provide the Award hereunder, the Participant hereby knowingly and voluntarily releases and discharges to the fullest extent permitted by law the Company and its past, present and future parents, subsidiaries, affiliates, and related entities, any and all of its or their past, present or future directors, shareholders, officers, executives, employees, and/or agents, and/or its and their respective predecessors, successors, and assigns (individually and collectively, the “Company Releasees”), from and with respect to any and all claims and causes of action whatsoever, in law or in equity, known or unknown, which the Participant ever had, has or may have against the Company and/or any or all of the other Company Releasees for, upon, or by reason of any matter whatsoever up to the date on which the Participant accepts this Agreement (individually and collectively, “Claims”). The parties intend the foregoing to be a general release of any and all Claims to the fullest extent permissible by law. Notwithstanding the foregoing, nothing herein is a release by the Participant of (A) any rights or Claims with respect to accrued and vested benefits and/or previously awarded equity interests, subject in each instance to the terms and conditions of any applicable plan, grant, and/or agreement pertaining to such benefits, awards or interests and applicable law, (B) any rights or Claims arising under or to enforce this Agreement, or (C) any rights or Claims that, under applicable law, cannot lawfully be released by private agreement or otherwise. (b) FOR CALIFORNIA RESIDENTS ONLY: In granting the foregoing release, the Participant acknowledges that he/she has been advised to consult with legal counsel and is familiar with the provision of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE

6 TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.” Being aware of said Code section, the Participant hereby expressly waives any rights the Participant may have thereunder, as well as under any other state or federal statutes or common law principles of similar effect. (c) Nothing contained in this Agreement (including the foregoing general release) limits the Participant’s ability to file a charge or complaint with any federal, state or local governmental agency, commission or regulatory entity (a “Government Agency”). If the Participant files any charge or complaint with any Government Agency, if any Government Agency pursues any charge or claim on the Participant’s behalf, or if any other third party pursues any claim or charge on the Participant’s behalf, the Participant waives any right to monetary or other individualized relief (either individually, or as part of any collective or class action); provided, however, that nothing in this Agreement limits any right the Participant may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission. The Participant represents that he/she is not aware of any unlawful conduct or violations of any federal, state or local law, rule or regulation by the Company and/or any other Company Releasees or any basis to bring a charge or complaint to any Government Agency. 15. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. 16. Severability. If any provision(s) hereof shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof. 17. Counterparts. For the convenience of the parties and to facilitate execution, this document may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. 18. Time to Review and Accept; Right to Revoke; Effective Date. The Participant is advised by the Company to consult with an attorney in connection with this Agreement. The Participant understands that as part of his/her agreement to release Claims against the Company and the other Company Releasees, the Participant is releasing Claims for age discrimination under the federal Age Discrimination in Employment Act (the “ADEA”). Accordingly, the Participant has the right, and acknowledges that he/she has been given the opportunity, to review and consider this Agreement for a period of twenty-one (21) days from the Participant’s receipt of this Agreement before accepting it (the “Review Period”). To accept this Agreement and the Award granted hereunder, the Participant must accept the agreement online via his/her E*TRADE employee stock plan account at any time before the end of the Review Period. If the Participant signs this Agreement before the end of the Review Period, the Participant acknowledges that such decision was voluntary and that he/she had the opportunity to consider this Agreement for the full Review Period. For the period of seven (7) days from the date when the Participant accepts this Agreement, the Participant has the right to revoke this Agreement by written notice via email to human-resources@ansys.com and addressing stock administration, provided such notice is delivered so that it is received at or before the expiration of the 7-day revocation period. This Agreement shall not become effective or enforceable during the revocation period. If timely accepted and not revoked by the Participant prior to the end of

7 the revocation period, this Agreement shall become effective on the first business day following the expiration of the revocation period (the “Effective Date”). If not timely accepted or if (after timely acceptance) the Participant revokes prior to the expiration of the revocation period, this Agreement shall not become effective and the Participant will not be entitled to or receive the Award granted hereunder and/or such Award shall be rescinded. 19. Knowing and Voluntary Agreement. By accepting this Agreement, the Participant acknowledges and represents that the Participant (a) has carefully read this Agreement in its entirety; (b) is hereby advised by the Company in writing to consult with an attorney of the Participant’s choice before accepting this Agreement; (c) has been afforded and has had a full and reasonable opportunity and period of time of at least 21 days to consider the terms and conditions of this Agreement; (d) fully understands the meaning and significance, and consequences, of all of the terms and conditions of this Agreement (including without limitation the general release given by the Participant in this Agreement); and (e) is accepting this Agreement knowingly, voluntarily and of the Participant’s own free will and with the intent to be fully bound hereby. ANSYS, Inc. By: /s/ Ajei S. Gopal Name: Ajei S. Gopal Title: President and CEO

8 The foregoing Award is hereby accepted and the terms and conditions of this Agreement are hereby agreed to by the Participant. Electronic acceptance of this Award pursuant to the Company’s instructions to the Participant (including through an online acceptance process) is acceptable and the Participant agrees that documentation from E*TRADE showing online acceptance is valid evidence of acceptance. Dated: Participant’s signature Participant’s name and address:

9 EXHIBIT A FIFTH AMENDED AND RESTATED ANSYS, INC. 1996 STOCK OPTION AND GRANT PLAN SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS The name of the plan is the Fifth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants and key persons of ANSYS, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The following terms shall be defined as set forth below: “Act” means the Securities Exchange Act of 1934, as amended. “Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Cash–Based Awards, Performance Share Awards, Deferred Stock Awards, Restricted Stock Units and Dividend Equivalent Rights. “Board” means the Board of Directors of the Company. “Cash-Based Awards” means an Award entitling the recipient to receive a cash-denominated payment. “Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations. “Committee” means the Committee of the Board referred to in Section 2. “Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code. “Deferred Stock Award” means an Award designated as such and granted pursuant to Section 11. “Dividend Equivalent Right” means Awards granted pursuant to Section 12. “Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 21. “Fair Market Value” of the Stock on any given date means (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported,

10 or (ii) if the Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System, then clause (i) shall not apply and the Fair Market Value on any date shall not be less than the closing price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported. “Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code. “Independent Director” means a member of the Board who is considered an “Independent Director” as set forth in the Nasdaq listing requirements. “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option. “Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5. “Performance-Based Award” means any Restricted Stock Award, Deferred Stock Award, Restricted Stock Unit, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder. “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value- added, funds from operations or similar measure, sales, bookings or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. “Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Deferred Stock Award, Restricted Stock Unit, Performance Share Award or Cash-Based Award. Each such period shall not be less than 12 months. “Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Committee for a Performance Cycle based upon the Performance Criteria. “Performance Share Award” means any Award granted pursuant to Section 10. “Restricted Stock Award” means any Award granted pursuant to Section 7.

11 “Restricted Stock Unit Award” means an Award designated as such and granted pursuant to Section 11. “Stock” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3. “Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised. “Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain. “Unrestricted Stock Award” means any Award granted pursuant to Section 8. SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS (a) Committee. The Plan shall be administered by the Compensation Committee of the Board, or any other committee of not less than two Independent Directors performing similar functions as appointed by the Board from time to time. Each member of the Committee shall be an “Outside Director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Plan may be administered by either the Board or a committee of not less than two “Independent Directors” and all references to the “Committee” shall also be deemed to refer to the Board. (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority: (i) to select the officers, employees, directors, consultants and key persons of the Company and its Subsidiaries to whom Awards may from time to time be granted; (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards, Deferred Stock Awards, Restricted Stock Units and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more participants; (iii) to determine the number of shares of Stock to be covered by any Award; (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration; (vi) to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like;

12 (vii) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; (viii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and (ix) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan. All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants. (c) Delegation of Authority to Grant Awards. The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company and/or certain other designated officers of the Company all or part of the Committee’s authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or “covered employees” within the meaning of Section 162(m) of the Code. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan. (d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company. (e) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no

13 Awards shall be granted, that would violate the Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law. (f) Full Value Award Minimum Vesting Requirements. Notwithstanding any other provision in the Plan to the contrary, the minimum restriction or vesting period with respect to any Restricted Stock Award, Performance Share Award, Restricted Stock Unit Award and Deferred Stock Award granted to employees or consultants shall be no less than one year in the case of a performance-based restriction or vesting period and no less than three years in the case of a time-based restriction or vesting period; provided, however, that an Award with a time-based restriction or vesting period may become unrestricted and vested incrementally over such three-year period; and provided further that, notwithstanding the foregoing, Restricted Stock Awards, Performance Share Awards, Restricted Stock Unit Awards and Deferred Stock Awards that result in the issuance of up to 5% of the shares of Stock available for issuance under the Plan pursuant to Section 3(a) may be granted in the aggregate to any one or more eligible participants in the Plan without respect to such minimum vesting provisions. SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 39,768,912 shares of Stock, subject to adjustment provided in Section 3. For purposes of the foregoing limitation, the shares of Stock underlying any Awards which are forfeited, canceled, or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options and Stock Appreciation Rights with respect to no more than 900,000 shares of Stock may be granted to any one individual participant during any one calendar year period and no more than 39,768,912 shares of Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. (b) Recapitalizations. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan and maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options and Stock Appreciation Rights that can be granted to any one individual participant and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the

14 Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares. (c) Mergers and Other Transactions. In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, reorganization or consolidation in which the Company is acquired by another person or entity (other than a holding company formed by the Company), (iii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Transaction”), the Plan and all outstanding Awards shall be assumed or continued by the successor entity or parent thereof with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in Section 3(b) above. In such event, except as the Committee may otherwise specify with respect to particular Awards in the Award agreements, if the employment or other service relationship of a holder of an Award is terminated without cause on or within 18 months after a Transaction, then all Awards held by such holder shall become fully exercisable and/or vested at such time. In the event the successor entity or parent thereof refuses to assume or continue outstanding Awards, then subject to the consummation of the Transaction and to the extent Awards are not assumed or continued, (x) all Awards with time-based vesting, conditions or restrictions shall become fully vested, exercisable and nonforfeitable as of the effective time of the Transaction and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with the Transaction in the Committee’s discretion; and (y) upon the effective time of the Transaction, the Plan and all Awards granted hereunder shall terminate. In the event of such termination, (A) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (1) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Transaction (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (2) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (B) each grantee shall be permitted to exercise for a period of at least 15 days prior to the date of such termination all outstanding Options and Stock Appreciation Rights held by such grantee. (d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. (e) Effect of Awards. The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of 2.5 shares of Stock for each such share of Stock actually subject to the Award. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award. Any forfeitures, cancellations or other terminations (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Stock under the Plan in the same manner. SECTION 4. ELIGIBILITY

15 Participants in the Plan will be such directors, officers and other employees, consultants and key persons of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Committee, in its sole discretion. SECTION 5. STOCK OPTIONS Any Stock Option granted under the Plan shall be pursuant to a stock option agreement which shall be in such form as the Committee may from time to time approve. Option agreements need not be identical. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. Non- Qualified Stock Options may be granted to officers, employees, directors, advisors, consultants and key persons of the Company and its Subsidiaries. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. (a) Terms of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable: (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant in the case of Incentive Stock Options. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date. (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant. (iii) Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods: (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

16 (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee free of such restrictions for at least six months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or (D) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option award documentation or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system. (v) Termination. Unless otherwise provided in the option agreement or determined by the Committee, upon the optionee’s termination of employment (or other business relationship) with the Company and its Subsidiaries, the optionee’s rights in his Stock Options shall automatically terminate. (vi) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option. SECTION 6. STOCK APPRECIATION RIGHTS (a) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant. (b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Committee independently of any Stock Option granted pursuant to Section 5 of the Plan.

17 (c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee. The term of a Stock Appreciation Right may not exceed ten years. SECTION 7. RESTRICTED STOCK AWARDS (a) Nature of Restricted Stock Awards. The Committee may grant Restricted Stock Awards to any officer, employee, consultant or key person of the Company and its Subsidiaries. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. (b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below. (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. If a participant’s employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company or its assigns shall have the right or shall agree, as may be specified in the relevant restricted stock agreement, to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase price from the participant or the participant’s legal representative. (d) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals (including goals based on the Performance Criteria), objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award. (e) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock. SECTION 8. UNRESTRICTED STOCK AWARDS (a) Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award to any officer, employee, consultant or key person of the Company or its Subsidiaries, pursuant to which such individual may receive shares of Stock free of any vesting restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual. SECTION 9. CASH-BASED AWARDS

18 Grant of Cash-Based Awards. The Committee may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable (which may include the achievement of Performance Goals), and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash- Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Committee determines. SECTION 10. PERFORMANCE SHARE AWARDS (a) Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals (including goals based on the Performance Criteria). The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any officer, employee, consultant or key person of the Company or its Subsidiaries, including those who qualify for awards under other performance plans of the Company. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan. (b) Restrictions on Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered. (c) Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee). (d) Termination. Except as may otherwise be provided by the Committee at any time, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s termination of employment (or business relationship) with the Company and its Subsidiaries for any reason. (e) Acceleration, Waiver, Etc. At any time prior to the participant’s termination of employment (or other business relationship) by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 18, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award. SECTION 11. DEFERRED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS (a) Nature of Deferred Stock Awards and Restricted Stock Unit Awards. A Deferred Stock Award and a Restricted Stock Unit Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established

19 performance goals and objectives (including goals based on the Performance Criteria). The grant of a Deferred Stock Award or Restricted Stock Unit Award is contingent on the grantee executing the Deferred Stock Award agreement or Restricted Stock Unit Award agreement (as applicable). The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees. Restricted Stock Units are generally settled at or shortly following the vesting of the Award, unless the grantee is given the opportunity to defer such settlement. Deferred Stock Awards may also contain an additional deferral feature. At the end of the deferral period (if any), the Deferred Stock Award or Restricted Stock Unit Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock. (b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Committee may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Committee and in accordance with Section 409A of the Code and such other rules and procedures established by the Committee. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate. Any such deferred compensation shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee but for the deferral. (c) Rights as a Stockholder. During the deferral period or vesting period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award or Restricted Stock Unit Award, subject to such terms and conditions as the Committee may determine. (d) Termination. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards or Restricted Stock Unit Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason. SECTION 12. DIVIDEND EQUIVALENT RIGHTS (a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any officer, employee, consultant or key person, as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

20 (b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant. SECTION 13. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES (a) Performance-Based Awards. Any employee or other key person providing services to the Company and who is selected by the Committee may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Deferred Stock Awards, Restricted Stock Unit Awards, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Committee may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below. (b) Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees. (c) Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate. (d) Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 900,000 shares of Stock (subject to adjustment as provided in Section 3(b) hereof) or $2,500,000 in the case of a Performance-Based Award that is a Cash-Based Award.

21 SECTION 14. TRANSFERABILITY OF AWARDS (a) Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void. (b) Committee Action. Notwithstanding Section 14(a), the Committee, in its discretion, may provide either in the agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Restricted Stock Units or Deferred Stock Awards) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value. (c) Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in- law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests. (d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate. SECTION 15. TAX WITHHOLDING (a) Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee. (b) Payment in Stock. Subject to approval by the Committee, the Company’s minimum required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award, a number of shares with an aggregate Fair

22 Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. SECTION 16. SECTION 409A AWARDS To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A. All Awards are intended to either be exempt from, or compliant with, the requirements of Section 409A, and the terms of all such Awards shall be interpreted in accordance with such intent. SECTION 17. TRANSFER, LEAVE OF ABSENCE, ETC. For purposes of the Plan, the following events shall not be deemed a termination of employment: (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing. SECTION 18. AMENDMENTS AND TERMINATION The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Notwithstanding any other provision of this Plan to the contrary, the exercise price of outstanding Options or Stock Appreciation Rights under the Plan may not be reduced or re- priced, either by amendment to the Option or Stock Appreciation Right or by cancellation of the Option or Stock Appreciation Right in exchange for the grant of a new Option or Stock Appreciation Right with a lower exercise price, or by cancellation of the Stock Option or Stock Appreciation Right in exchange for cash or other Awards, without the prior approval by the Company’s stockholders. If and to the extent determined by the Committee to be required by the Act to ensure that Awards granted under the Plan are exempt under Rule 16b-3 promulgated under the Act, or that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or as required by other applicable laws, rules or requirements, Plan amendments shall be subject to approval by the Company’s stockholders who are eligible to vote at a meeting of stockholders. Any material Plan amendments shall be subject to shareholder approval to the extent required by Rule 4350(i) of the Nasdaq Stock Market, Inc., as such rule may be amended and interpreted from time to time.

23 SECTION 19. STATUS OF PLAN With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence. SECTION 20. GENERAL PROVISIONS (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate. (b) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary. (c) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time. (d) Claw-Back. Awards under the Plan shall be subject to the Company’s claw-back policy, in effect from time to time. SECTION 21. EFFECTIVE DATE OF PLAN This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after May 20, 2026 and no grants of Incentive Stock Options may be made hereunder after February 26, 2026. SECTION 22. GOVERNING LAW This Plan shall be governed by Delaware law except to the extent such law is preempted by federal law.

24 INTERNATIONAL APPENDIX Additional Terms and Conditions Terms and Conditions This International Appendix includes additional terms and conditions that govern the award granted to you under the Plan for your country. Certain capitalized terms used but not defined in this International Appendix have the meanings set forth in the Plan and the Agreement that relate to your award. By acceptance of the award you agree to be bound by the terms and conditions contained in the paragraphs below in addition to the terms of the Plan and the Agreement and the terms of any other document that may apply to you and your award. Notifications This International Appendix also includes information regarding issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of the date set forth above. Such laws are often complex and change frequently. As a result, it is strongly recommended that you not rely on the information in this International Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you vest in your award or sell shares acquired under the Plan. The information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. In addition, please note that the requirements may differ for residents and non-residents. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. Finally, if you are a citizen or resident of a country other than the one in which you are currently working, transferred employment to another country after the award was granted to you, or are considered a resident of another country for local law purposes, the information contained herein may not apply. Provisions Applicable to all International Awards Data Privacy. The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Company, its subsidiaries and affiliates, for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant hereby understands that the Company, its subsidiaries and affiliates hold (but only process or transfer to the extent required or permitted by local law) certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of

25 implementing, administering and managing the Plan (“Data”). The Participant hereby understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere (including countries outside of the European Economic Area such as the United States of America), and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant hereby understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired upon exercise. The Participant hereby understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan and in accordance with local law. The Participant hereby understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant hereby understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant hereby understands that the Participant may contact the Participant’s local human resources representative. Nature of Grant. In accepting the grant of Restricted Stock Units, the Participant acknowledges that: (a) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement; (b) the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future Restricted Stock Units, if any, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan will not create a right to further employment with the Participant’s employer (the “Employer”) and shall not interfere with the ability of the Employer to terminate the Participant’s employment relationship; (e) the Participant is voluntarily participating in the Plan;

26 (f) the Restricted Stock Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Participant’s employment contract, if any; (g) the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer; (h) in the event that the Participant is not an employee of the Company, the grant of Restricted Stock Units will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant of Restricted Stock Units will not be interpreted to form an employment contract with the Employer or any subsidiary or affiliate of the Company; (i) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (j) if the Participant vests in the Restricted Stock Units and obtains Shares, the value of those Shares may increase or decrease in value; (k) in consideration of the grant of the Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock Units or diminution in value of the Restricted Stock Units or Shares acquired resulting from termination of the Participant’s employment by the Company or the Employer, and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant will be deemed irrevocably to have waived his or her entitlement to pursue such claim; and (l) in the event of termination of the Participant’s employment, Participant’s right to receive the Restricted Stock Units and vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed. Country-Specific Language Below please find country-specific language that applies to you if you are a citizen or resident of one of the following countries: Belgium, Canada, China, France, Germany, Greece, India, Ireland, Italy, Japan, Poland, Singapore, South Korea, Spain, Sweden, Switzerland, Taiwan and United Kingdom. BELGIUM Notifications Tax Reporting Information. Participants are required to report any bank accounts opened and maintained outside Belgium on their annual tax return.

27 CANADA Terms and Conditions Restricted Stock Units Settled in Shares Only. Notwithstanding anything to the contrary in the Plan and/or the Agreement, you understand that any Restricted Stock Units granted to you shall be paid in shares only and do not provide any right for you to receive a cash payment. The following provision will apply to residents of Quebec: Language Consent. The parties to the Agreement have expressly required that the Agreement and all documents and notices relating to the Agreement be drafted in English. Les parties aux présentes ont expressément exigé que la présente convention et tous les documents et avis qui y sont afférents soient rédigés en anglais. Notifications Additional Restrictions on Resale. In addition to the restrictions on resale and transfer noted in Plan materials, securities purchased under the Plan may be subject to certain restrictions on resale imposed by Canadian provincial securities laws. Participants are encouraged to seek legal advice prior to any resale of such securities. In general, Participants resident in Canada may resell their securities in transactions carried out on exchanges outside of Canada. Tax Reporting. The Tax Act and the regulations thereunder require a Canadian resident individual (among others) to file an information return disclosing prescribed information where, at any time in a tax year, the total cost amount of such individual’s “specified foreign property” (which includes shares) exceeds Cdn.$100,000. Participants should consult their own tax advisor regarding this reporting requirement. CHINA Due to Chinese legal requirements, Shares of ANSYS, Inc. acquired under any company equity plans must be maintained in the designated brokerage account until the Shares are sold through the designated brokerage account with the net sales proceeds being paid to you through your current or most recent PRC employer. As a condition of the grant of PSUs, to the extent that you hold any Shares on the date that is six (6) months after the date of your termination of active employment with ANSYS and its subsidiaries and affiliates, you authorize E*TRADE Financial Corporate Services, Inc. (or any successor broker designated by ANSYS) to sell such Shares on your behalf at that time or as soon as is administratively practical thereafter. Under local law, Participant is required to repatriate to China the proceeds from your participation in any company equity Plans, including proceeds from the sale of Shares acquired through PSU lapses and any dividends or dividend equivalents paid to you through a special exchange control account established by ANSYS or one of its subsidiaries or affiliates in China. You hereby agree that any proceeds from your participation in the Plan may be transferred to such special account prior to being delivered to you through your current or most recent PRC employer. Further, if the proceeds from your participation in the Plan are converted to local currency, you acknowledge that the Company

28 (including its subsidiaries and affiliates) are under no obligation to secure any currency conversion rate, and may face delays in converting the proceeds to local currency due to exchange control restrictions in China. You agree to bear the risk of any currency conversion rate fluctuation between the date that your proceeds are delivered to the special exchange control account and the date of conversion of the proceeds to local currency. ANSYS reserves the right to impose such further restrictions or conditions as may be necessary to comply with changes in applicable local laws in China. Please note that the above provisions will apply to all PSUs granted to you under a company equity plan. If you are not a PRC national, the above provision will apply to you to the extent approved by SAFE or its local branch office in accordance with local laws. FRANCE Notifications Exchange Control Information. If a Participant imports or exports cash (e.g., sale proceeds received under the Plan) with a value equal to or exceeding €10,000 and does not use a financial institution to do so, Participant must submit a report to the customs and excise authorities. If Participant maintains a foreign bank account, Participant is required to report such account to the French tax authorities when filing his/her annual tax return. GERMANY Notifications Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If a Participant uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will file the report for the Participant. INDIA Terms and Conditions Repatriation of Proceeds. You understand that you must repatriate any proceeds from the sale of Shares acquired upon vesting of the Restricted Stock Units to India and convert the proceeds into local currency within 90 days of receipt. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your employer requests proof of repatriation. Notifications

29 Tax Information. The amount subject to tax at vesting may partially be dependent upon a valuation of Shares from a Merchant Banker in India. The Company has no responsibility or obligation to obtain the most favorable valuation possible nor obtain valuations more frequently than required under Indian tax law. IRELAND Notifications Director Notification Requirement. If you are a director or a shadow director or secretary of an Irish affiliate of Ansys, pursuant to Section 53 of the Irish Company Act of 1990, and you own more than a 1% interest in Ansys, you must notify the Irish affiliate of Ansys in writing within five business days of receiving or disposing of an interest in Ansys (e.g., stock options, RSUs, shares, etc.) or within five business days of the event giving rise to the notification requirement, or within five days of becoming a director, shadow director or secretary if such an interest exists at that time. This notification requirement also applies with respect to the interests of a spouse or minor child, whose interests will be attributed to the director, shadow director or secretary. ITALY Notifications Exchange Control Information. By September 30th of each year, the Participants are required to report on their annual tax return (Form RW) any foreign investments (including proceeds from the sale of Shares acquired upon vesting) held outside of Italy if the investment may give rise to income in Italy. However, deposits and bank accounts held outside of Italy only need to be disclosed if the value of the assets exceeds €10,000 during any part of the tax year. With respect to Shares received upon vesting of the Restricted Stock Units, the Participants must report (i) the value of the Shares at the beginning of the year or on the day the Participant acquired the Shares, whichever is later; and (ii) the value of the Shares when sold, or if the Participant still owns the Shares at the end of the year, the value of the Shares at the end of the year. The value to be reported is the fair market value of the Shares on the applicable dates mentioned above. JAPAN Notifications Exchange Control Information. If you acquire Shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the Shares. POLAND

30 Notifications Exchange Control Information. While you are responsible for any exchange control filings, no advance foreign exchange permit is required for the acquisition, holding or disposal of Shares. However, if the value of your Shares exceeds the equivalent of PLN 7,000,000, you will have to notify the National Bank of Poland of such holdings on a quarterly basis. If such reporting obligation applies to you and your shareholding exceeds 10% of the Company’s total voting stock, you will also be required to notify the National Bank of Poland by the end of May of each subsequent year. Exchange Control Information. If a Polish resident transfers funds in excess of €15,000 into Poland, the funds must be transferred via a Polish bank account or financial institution. Polish residents are required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred. SINGAPORE Notifications Director Notification Requirement - If you are a director, associate director or shadow director of a Singapore affiliate of the Company, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean affiliate in writing when you receive an interest in shares (e.g., RSUs or Shares) in the Company or any related companies. In addition, you must notify the Singapore affiliate when you sell Shares or any related company (including when you sell Shares acquired through vesting of your RSU or pursuant to any other Award granted under the Plan). These notifications must be made within two business days of acquiring or disposing of any interest in shares of the Company or any related company. In addition, a notification must be made of your interests in shares of the Company or any related company within two business days of becoming a director. Securities Law Information - The grant of the Awards is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). As a result, the grant is exempt from the prospectus and registration requirements under Singaporean law and is not made with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore. SOUTH KOREA Notifications Exchange Control Information. If you receive US$500,000 or more from the sale of underlying Shares, Korean exchange control laws require you to repatriate the proceeds to South Korea within 18 months of sale. SPAIN

31 Notifications Exchange Control Information. All acquisitions of foreign shares by Spanish residents must comply with exchange control regulations in Spain. Because of foreign investment requirements, the acquisition of Shares upon vesting of the Restricted Stock Units must be declared for statistical purposes to the Spanish Direccion General de Politica Comercial y de Inversiones Extranjeras (the “DGPCIE”). If you acquire Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGPCIE for you. Otherwise, you must make the declaration by filing a form with the DGPCIE. If you import the Shares acquired upon vesting of the Restricted Stock Units into Spain, you must declare the importation of the share certificates to the DGPCIE. In addition, you must also file a declaration of the ownership of the Shares with the Directorate of Foreign Transactions each January while the shares are owned. These filings are made on standard forms furnished by the Directorate of Foreign Transactions. When you receive any foreign currency payments (i.e., as a result of the sale of the Shares), you must inform the institution receiving the payment of the basis upon which such payment is made and provide certain specific information (e.g., name, address, and fiscal identification number; the name and corporate domicile of the company; the amount of the payment; the type of foreign currency received; the country of origin; and the reason for the payment). Tax Reporting. If you hold assets (e.g., cash or shares in a bank or brokerage account) or rights outside Spain that exceed €50,000 per type of asset, you must file a Form 720 with the Spanish Tax Authorities by April 30th of each year. SWITZERLAND Notifications Securities Law Information. The offer of the Restricted Stock Units is considered a private offering in Switzerland and is not subject to registration in Switzerland. TAIWAN Notifications Exchange Control Information. Taiwan’s foreign exchange control regulations may have an impact on the grant and vesting of the Restricted Stock Units as well as the repatriation of capital gains realized from the holding or sale of the underlying Shares. Under current foreign exchange regulations, a Taiwanese resident can remit up to US $5 million (or an equivalent amount of other foreign currencies) per year into or out of Taiwan without prior approval from the Taiwan Central Bank. If the transaction amount is TWD500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, you must also provide supporting documentation to the satisfaction of the remitting bank.

32 UNITED KINGDOM Terms and Conditions (i) Purpose. This section is to modify those provisions of the Plan in order for awards made under the Plan, and communications concerning those awards, to be exempt from provisions of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA"). (ii) Application. These provisions shall be used solely to grant awards to employees of the Company or any member of the same group as the Company resident and providing services in the United Kingdom. (The term "group" in relation to the Company shall bear the meaning given to such term in section 421 of the FSMA.) (iii) Restricted Delivery of Awards. Payments of benefits under these provisions shall be made only in Shares or such other securities of the Company that may arise from such Shares under the adjustment provisions of the Plan. For the avoidance of doubt, and without limitation, no cash settlement of awards (including dividends or dividend equivalent payments in cash) shall be permissible. (iv) Exercise of Restricted Stock Units/Vesting of Awards. The Administrator may specify, in its discretion, any other conditions of exercise and/or vesting of awards that will be specified in the award agreement. (v) Restricted Transfer of Rights. The persons to whom rights under awards may be assigned or transferred, whether by will or the laws of descent and distribution or any transferability of awards shall be limited to a Participant's children and step-children under the age of eighteen, spouses and surviving spouses and civil partners and civil partners (within the meaning of the United Kingdom Civil Partnerships Act 2004) and surviving partners. (vi) Tax. All awards will be subject to tax withholding and all references to "tax" shall be read and construed as including, without limitation, United Kingdom income tax and primary class 1 (employee's) national insurance contributions that the Participant's employer is liable to account for and, if so agreed between the Company and the Participant, secondary class 1 (employer's) national insurance contributions that the Participant's employer is liable to account for.